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                                                                    EXHIBIT 10.1

                 SEPARATION AND TRANSITION AGREEMENT AND RELEASE

The parties to this Separation Agreement and Release (Agreement) are Pixelworks, Inc. (Employer), and Richard Tobias (Employee).

RECITALS

      A.    Employer is terminating employment with Employee; and

      B. Employee elects to receive severance pay and related benefits under this Agreement under the terms and conditions set forth below.

AGREEMENT

Therefore, in consideration of the mutual promises set forth below, the parties agree as follows:

1. EMPLOYMENT TERMINATION. Employee's last day of employment with Employer shall be December 4, 2006 ("Termination Date").

2.    PAYMENT.

            Wages. Employee has received all accrued wages owing through the date hereof. On the Termination Date, Pixelworks shall pay Employee all accrued wages and Paid Time Off accrued through the Termination Date.

            Severance. In consideration of the releases contained herein, Employee shall receive twenty eight (28) weeks base salary, payable no later than the standard Company pays period next after January 1, 2007. Employer shall withhold taxes from this severance pay in accordance with all federal, state and local laws.

            Transition. In consideration of the transition commitments contained in paragraph 9 hereof, and contingent upon the full performance of those commitments and all other commitments contained herein, Employee shall receive an additional twenty four (24) weeks base salary, payable no later than the standard Company pay period next after March 4, 2007 (the "Transition End Date," and the period between the Termination Date and the Transition End Date being the "Transition Period.")

3. STOCK/OPTIONS. Upon termination date, Pixelworks shall deliver to Employee a Closing Statement of stock options. Employee may exercise options as defined in the Closing Statement. Employee acknowledges that any dollars voluntarily deducted for the Pixelworks Employee Stock Purchase Plan during the current six-month period will be reimbursed to Employee with final pay on date of termination.

4. EMPLOYEE BENEFIT PLANS. Employee shall be entitled to Employee's rights under Employer's benefit plans as such plans, by their provisions, apply upon Employee's termination. Employee's coverage under Employer's health insurance plan ends on January 1, 2006. If eligible, and if properly elected, Employee may continue health insurance benefits as provided under federal COBRA regulations. If Employee properly elects COBRA continuation, Employer shall make a contribution in the amount equal to the employer portion of premium costs for six (6) months, which shall be deducted from the first twelve payments to be made by the Employee. Except for

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      this payment as provided in this paragraph, Employee shall be responsible for all payments under COBRA for continuation of health insurance benefits.

5. GENERAL RELEASE: In consideration of the benefits provided in this Agreement, Employee releases Employer, its directors, officers, shareholders, agents, employees, attorneys, insurers, related corporations, successors and assigns, from any and all liability, damages, or causes of action, whether known or unknown, whether in tort, contract, or under state or federal statute. Employee understands and acknowledges that this release includes, but is not limited to any claim for reinstatement, re-employment, attorney fees or additional compensation in any form, and any claim, including but not limited to those arising under the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Post Civil War Civil Rights Act (42 U.S.C. 1981-88), the Equal Pay Act the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Assistance Act, the Fair Labor Standards Act, the Family Medical Leave Act of 1993, the Uniformed Services Employment and Re-employment Rights Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Employee Retirement Income Security Act of 1975 (ERISA), Executive Order 11246, as amended, and the civil rights, employment, and labor laws of any state and any regulation under such authorities relating to Employee's employment or association with Employer or the termination of that employment and association. Notwithstanding that this Agreement is to be interpreted under the laws of the State of Oregon, Employee waives any limitation on this release under California Civil Code Section 1542, and any other state statute, which provides that a general release does not extend to claims which a person does not know or suspect to exist in his/her favor at the time of executing the release which, if known, must have materially affected his/her decision to grant the release.

      5A RELEASE OF RIGHTS UNDER OLDER WORKERS' BENEFIT PROTECTION ACT In accordance with the Age Discrimination in Employment Act and Older Workers' Benefit Protection Act (collectively, the "Act"), Employee acknowledges that (1) S/he has been and hereby is advised in writing to consult with an attorney prior to executing this Agreement; (2) S/he is aware of certain rights to which s/he may be entitled under the Act; (3) as consideration for executing this Agreement, Employee has received additional benefits and compensation of value to which s/he would otherwise not be entitled, and (4) by signing this Agreement, s/he will not waive rights or claims under the Act which may arise after the execution of this Agreement; (5) Employee has been given a period of at least 45 days from December 4, 2006 to consider this offer; (6) if s/he signs the Agreement prior to the 45th day, s/he does so voluntarily; (7) Employee acknowledges in the event s/he has not executed this Agreement by January 31, 2007, the offer shall expire; (8) Employee further acknowledges that s/he has a period of seven (7) days from the date of execution in which to revoke this Agreement by written notice to Pam Wasson, Pixelworks, Inc.; and (9) in the event Employee does not exercise the right to revoke this Agreement, the Agreement shall become effective on the date (the "Effective Date") immediately following the seven-day waiting period described above.

6. RETURN OF COMPANY PROPERTY. Employee agrees that on December 4, 2006, s/he will return to Employer all property belonging to Employer, including, but not limited to keys, credit cards, telephone calling card, files, records, computer access codes, computer hardware, computer programs, instruction manuals, business plans, and all other property and documents which Employee prepared or received in connection with his/her employment with Employer.

7. NON-DISCLOSURE/NON-DISPARAGEMENT. Except as otherwise required by law and except as provided in this paragraph, Employee shall keep confidential both the existence and terms of this Agreement. Employee may disclose its terms to his/her lawyers, accountants, and spouse, so

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      long as they agree not to disclose the Agreement and its terms. Any disclosure by such lawyers, accountants, or Employee's spouse shall constitute a breach of this Agreement by Employee, entitling Employer to liquidated damages in the amount of severance paid to Employee hereunder, in addition to such other damages Employer is otherwise entitled to. Employee will not make any malicious or false remarks about Employer, its officers, directors or employees. Employee further agrees to refrain from making any negative statements regarding Employer to any third parties or any statements which could be construed as having or causing a diminishing effect on Employer's reputation, goodwill or business.

8. NO ADMISSION OF LIABILITY. Employee agrees that nothing in this Separation Agreement and Release, its contents, and any payments made under it, will be construed as an admission of liability on the part of Employer. Employee acknowledges that neither race, religion, color, sex, sexual orientation, marital status, national origin, age, disability or other protected status played any role in the termination of Employee's employment.

9. TRANSITION COMMITMENT. In consideration of the Transition Payment to be provided under paragraph 2 hereof upon satisfactory completion of the commitments of this paragraph, Employee commits to the following things during the transition period:

            Transition Assistance. Employee shall provide such transition assistance as is requested by the CEO or the COO of Pixelworks, during the Transition Period. All out of pocket expenses reasonably incurred in providing such assistance shall be reimbursed by Pixelworks, on Pixelworks' standard reimbursement policies and subject to provision of documentation required under such policies. Assistance shall not be scheduled at times that unreasonably interfere with either Employee's search for future employment, or performance of duties pursuant to that employment.

            Nonsolicitation. Except with the express written permission of Pixelworks Employee shall not recruit, solicit, or offer to employ, nor assist others directly or indirectly to identify for possible employment or to recruit, solicit, interview, or offer to employ, any employee of Pixelworks.

10. GOVERNING LAW AND FORUM. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oregon, without regard to conflict of law principles. In the event of any suit, action or arbitration to interpret or enforce this Agreement, the prevailing party shall be entitled to its attorney fees, costs, and out-of-pocket expenses, at trial, arbitration, and on appeal. The exclusive jurisdiction for any action to interpret or enforce this Agreement shall be the appropriate state or federal court located in Multnomah County, Oregon.

11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Employee's heirs, executors, administrators and other legal representatives and may be assigned and enforced by Employer, its successors and assigns.

12. SEVERABILITY. The provisions of this Agreement are severable. If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other obligations, provisions, or applications of this Agreement which can be given effect without the invalid obligations, provisions, or applications.

13. WAIVER. The failure of either party to demand strict performance of any provision of this Agreement shall not constitute a waiver of any provision, term, covenant, or condition of this agreement or of the right to demand strict performance in the future.

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14.   SECTION HEADINGS. The section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

15. ENTIRE AGREEMENT. Employee remains bound by the terms of any and all agreements Employee entered into with Employer with respect to confidential information, non-competition, assignment of inventions and non-solicitation. Except as otherwise provided in this Section 14, this Agreement constitutes the entire agreement between the parties and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises with respect to its subject matter.

16. VOLUNTARINESS. Employee acknowledges that (1) s/he has been given sufficient time to consider this Agreement, (2) s/he has carefully read and understands this Agreement, (3) s/he has been advised in writing to consult with an attorney prior to executing this Agreement, and (4) s/he has signed it voluntarily.

RICHARD J. TOBIAS                       PIXELWORKS, INC.

Sign: /s/ Richard J. Tobias             By: /s/ Hans H. Olsen
     --------------------------------      -------------------------------------

                                        Title: Executive Vice President and
                                               Chief Operating Officer

Date: December 8, 2006                  Date:  December 8, 2006